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                                                                    EXHIBIT 10.1

                                                                [Ohio Net Lease]

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT is made this 23rd day of April, 2002, between ProLogis Development Services Incorporated ("Landlord"), and the Tenant named below.



TENANT:                             Innotrac Corporation

TENANT'S REPRESENTATIVE,
ADDRESS, AND PHONE NO.:             David L. Gamsey
                                    6655 Sugarloaf Parkway
                                    Duluth, GA 30097
                                    678 584-4020

PREMISES:                           That portion of the Building, containing
                                    approximately 286,000 rentable square feet, as determined by Landlord, as shown on Exhibit A.

PROJECT:                            Airpark International Distribution
                                    Center #5 (396,000 sq. ft. building)

BUILDING:                           Airpark International Distribution Center
                                    #5 (396,000 sq. ft. building)

TENANT'S PROPORTIONATE
SHARE OF PROJECT:                   72.000%

TENANT'S PROPORTIONATE SHARE
OF BUILDING:                        72.000%

LEASE TERM:                         Beginning on the Commencement Date and
                                    ending on the last day of the 60th full
                                    calendar month thereafter.

COMMENCEMENT DATE:                  August 1, 2002 (Tenant shall be provided
                                    access to the Premises on April 15, 2002 to install equipment and fixtures)

INITIAL MONTHLY BASE RENT:                                            $66,733.33

INITIAL ESTIMATED MONTHLY           1. Utilities
OPERATING EXPENSE PAYMENTS:
(estimates only and subject to 2. Common Area Charges: $4,052.00 adjustment to actual costs and
expenses according to the           3. Taxes:               $7,150.00
provisions of this Lease)
                                    4. Insurance            $1,430.00

                                    5. Others


INITIAL ESTIMATED MONTHLY
OPERATING EXPENSE PAYMENTS:                                           $12,632.00

INITIAL MONTHLY BASE RENT AND
OPERATING EXPENSE PAYMENTS:                                           $79,365.33

SECURITY DEPOSIT:                   $25,000.00

BROKER:                             Huff Commercial Group

ADDENDA:                            1. Right of First Refusal 2. Two Renewal
                                    Options (Baseball Arbitration)
                                    3. Construction (Turnkey) 4. Miscellaneous
                                    Provisions; 5. Cancellation Option;
                                    6. Assignment & Subletting Consent

EXHIBITS:                           A. Site Plan B. Leasehold Improvements


         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

         2. ACCEPTANCE OF PREMISES. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and subject to Substantial Completion of the Initial Improvements as set forth in Addendum 3 attached hereto. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects (except for latent defects) in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10, latent defects, and any punchlist items agreed to in writing by Landlord and Tenant. Landlord represents and warrants that as of the Commencement Date, the Building's HVAC, electrical, plumbing and other mechanical systems are in good working order and Landlord represents and warrants, to its knowledge, that as of the Commencement Date, the Premises shall be in compliance with all Legal Requirements, as hereinafter defined, (including, without limitation, the Americans With Disabilities Act) in effect as of the Commencement Date of this Lease and that no written notice has been received by Landlord as of the date hereof of non-compliance with any Legal Requirements.

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         3.       USE. The Premises shall be used only for the purpose of
receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent; provided, however, that subject to applicable Legal Requirements, Tenant shall be permitted to park trucks and trailers used in Tenant's business operations on and from the Premises overnight at the truck docks of the Premises, provided such trucks and trailers are at all times in operable condition and there is no interference with the access of other tenants to the Building parking lots and truck courts. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

                  Notwithstanding anything contained herein to the contrary, Tenant's obligations hereunder shall relate only to the interior of the Premises and any changes to the Project that relate solely to the specific manner of use of the Premises by Tenant; and Landlord shall make all other additions to or modifications of the Project required from time to time by Legal Requirements. The cost of such additions or modifications made by Landlord shall be included in Operating Expenses pursuant to Paragraph 6 of this Lease, except for those additions or modifications which are Landlord's sole responsibility pursuant to Paragraph 10 of this Lease.

         4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base
Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.


         5. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

         6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated in good faith by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes to the extent of any savings realized, not to exceed the amount of such savings; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the


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foregoing; charges or assessments of any association to which the Project is subject; market-rate property management fees payable to a property manager, including any affiliate of Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants. Further, Operating Expenses shall not mean or include: (i) costs incurred in connection with the construction or remodeling of the Project or any other improvements now or hereafter located thereon, or correction of defects in design or construction; (ii) interest, principal, or other payments on account of any indebtedness, or rental or other payments under any ground lease, or any payments in the nature of returns on or of equity of any kind; (iii) costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Project; (iv) taxes on the income of Landlord or Landlord's franchise taxes (unless any of said taxes are hereafter instituted by applicable taxing authorities in substitution for ad valorem real property taxes); (v) depreciation; (vi) Landlord's overhead costs, including equipment, supplies, accounting and legal fees, rent and other occupancy costs or any other costs associated with the operation or internal organization and function of Landlord as a business entity (but this provision does not prevent the payment of a management fee to Landlord as provided in this Paragraph 6); (vii) fees or other costs for professional services provided by space planners, architects, engineers, and other similar professional consultants, real estate commissions, and marketing and advertising expenses; (viii) costs of defending or prosecuting litigation with any party, unless a favorable judgment would be for the general benefit of the tenants in the Project; (ix) costs incurred as a result of Landlord's violation of any lease, contract, law or ordinance, including fines and penalties; (x) late charges, interest or penalties of any kind for late or other improper payment of any public or private obligation, including ad valorem taxes; (xi) costs of removing Hazardous Materials or of correcting any other conditions in order to comply with any environmental law or ordinance (but this exclusion shall not constitute a release by Landlord of Tenant for any such costs for which Tenant is liable pursuant to Paragraph 30 of this Lease); (xii) costs for which Landlord is reimbursed from any other source; (xiii) costs related to any building or land not included in the Project, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of costs actually attributable to the Project; and
(xiv) the part of any costs or other sum paid to any affiliate of Landlord that may exceed the fair market price or cost generally payable for substantially similar goods or services in the area of the Project.

                  If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments, except that during the last calendar year of the Lease Term or any extension terms thereof, Landlord shall refund any such excess within 30 days following the termination of the Lease Term or any extension terms thereof. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

         7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. All utilities shall be separately metered or charged directly to Tenant by the provider, except for water and sewer, which shall be jointly metered. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

                  Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, if an interruption or cessation of utilities results from a cause within the Landlord's reasonable control and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord notice of such interruption until such utilities are restored.

         8. TAXES. Landlord shall pay all real estate taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or


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application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments as part of Operating Expenses; provided, however, in no event shall Tenant be liable for any capital gains taxes associated with the sale of the Building or any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

         9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises. Landlord covenants to obtain and maintain property and liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project, subject to customary deductibles.

                  Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days' prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

                  The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

                  Tenant and its subtenants, assignees, invitees, employees, contractors and agents shall not be liable for, and Landlord hereby waives all claims against Tenant and its subtenants, assignees, invitees, employees, contractors and agents for damage to property sustained by Landlord or any person claiming through Landlord resulting from any insurable accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, including, without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its subtenants, assignees, invitees, employees, contractors or agents; provided, however, such waiver shall only apply to claims in excess of the commercially reasonable deductible under Landlord's insurance policy.

          10. LANDLORD'S REPAIRS. Landlord shall maintain, repair and replace, at its expense, latent defects, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plats or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

          11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas (including exterior lighting in the parking areas) and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligations in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and room membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair


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and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

          12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Upon Tenant's written request, Landlord shall provide Tenant, at the time of Tenant's request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Tenant shall repair any damage caused by such removal.

                  Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

         13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and shall repair any damage to the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, and conform in all respects to Landlord's requirements.

         14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

         15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 15 days after such damage as to the amount of time Landlord reasonably estimates will take to restore the Premises. If the restoration time is estimated to exceed 4 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 4 months or less, then, Landlord shall promptly restore the Premises (including the Initial Improvements as defined in Addendum 3 attached hereto) excluding Tenant's Tenant-Made Alterations, Trade Fixtures and personal property, subject to delays arising from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from Force Majeure events, all repairs or restoration to Tenant's Tenant-Made Alterations, Trade Fixtures and personal property and shall promptly re-inter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any,

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which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

         16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and in Tenant's reasonable judgment the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's reasonable judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord or Tenant this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as maybe separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

         17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which shall not be unreasonably withheld pursuant to the provisions of Addendum 6 attached hereto, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

                  Notwithstanding anything contained herein to the contrary, provided no default has occurred and is continuing under this Lease, upon 10 days prior written notice to Landlord, Tenant may, without Landlord's prior written consent, sublease a portion of the Premises consisting of approximately 3,000 square feet to Tenant's customer, Smith & Hawkins for purposes of retail outlet space ("Smith & Hawkins Sublease"), upon the express understandings and conditions that (a) Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Smith & Hawkins Sublease (all of which shall be subordinate and subject at all times to the terms, covenants and conditions of the Lease) and assumes no liability or obligation of any kind whatsoever on account of anything contained in the Smith & Hawkins Sublease; (b) Landlord shall not be deemed to have waived any rights under the Lease nor shall Landlord be deemed to have waived Tenant's obligations to obtain any required consents under the Lease (other than consent to the Smith & Hawkins Sublease itself); (c) notwithstanding anything in the Smith & Hawkins Sublease to the contrary, Tenant shall be and continue to remain liable for the payment of rent and the full and prompt performance of all of the obligations of Tenant under and as set forth in the Lease; (d) nothing contained in the Smith & Hawkins Sublease shall be taken or construed to in any way modify, alter, waive or affect any of the terms, covenants or conditions contained in the Lease, or be deemed to grant Smith & Hawkins any privity of contract with Landlord, or require Landlord to accept any payments from Smith & Hawkins on behalf of Tenant; (e) the Smith & Hawkins Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises (including the premises demised by the Smith & Hawkins Sublease) except in accordance with the terms and conditions of the Lease; and (f) if Landlord terminates the Lease as a result of a default by Tenant as set forth in the Lease, the Smith & Hawkins Sublease shall automatically terminate concurrently therewith unless Landlord elects in writing to keep the Smith & Hawkins Sublease in full force and effect in which case the Smith & Hawkins Sublease shall become and be deemed to be a direct indenture of lease between Landlord and Smith & Hawkins.

                  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease (excepting the Smith & Hawkins Sublease), then Tenant shall he bound and obligated to pay Landlord as additional rent hereunder 50% of all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant (after deducting standard tenant improvements, reasonable brokerage fees, and reasonable attorney's fees).

                  If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, subleasee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         18. INDEMNIFICATION. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

         19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

         20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

         22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 100% of the Base Rent in effect on the termination date during the first 30 days of such holdover period and an amount equal to 150% of the Base Rent in effect on the termination date for any holdover period thereafter, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

         23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                   (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure.

                   (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relieve which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).


                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                  (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy,
          (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

                   (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                   (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

                   (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default, unless curing such default will, due to the nature of such default, require a period of time in excess of 30 days, then, after such period of time as is reasonably necessary, but in no event shall curing such default exceed 90 days.

          24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

                   If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

                  If Landlord terminates Tenant's right to possession without terminating the Lease after an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord's leasing criteria. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

         Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of Law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting, provided that Landlord has used commercially reasonable efforts to mitigate its damages as provided for above.

         25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions. If such default by Landlord shall occur, Tenant may pursue any legal or equitable remedy for which it is entitled. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

         26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

                  Tenant shall not be obligated to subordinate the Lease or its interest therein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant's possession of the Premises under the terms of the Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

         28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

         29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's executive of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

          30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not affirmatively consent or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner reasonably satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

                   Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

                  Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (iii) any other person or entity located outside of the Premises or the Project.

                  Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

         If Hazardous Materials are hereafter discovered on the Premises, and the presence of such Hazardous Materials is not the result of Tenant's use of the Premises or any act or omission of Tenant or its agents, employees, contractors, subtenants or invitees, and the presence of such Hazardous Materials results in any contamination, damages, or injury to the Premises that materially and adversely affects Tenant's occupancy or use of the Premises, Landlord shall promptly take all actions at its sole expense as are necessary to remediate such Hazardous Materials and as may be required by the Environmental Requirements. Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Landlord's obligations under this paragraph. Within 30 days after notification from Tenant supported by reasonable documentation setting forth such presence or release of Hazardous Materials, and after Landlord has been given a reasonable period of time after such 30-day period to conduct its own investigation to confirm such presence or release of Hazardous Materials, Landlord shall either terminate this Lease or commence to remediate such Hazardous Materials within 180 days after the completion of Landlord's investigation and thereafter diligently prosecute such remediation to completion. If Landlord fails to commence such remediation or if Landlord commences such remediation and fails to diligently prosecute same until completion, then Tenant as its sole remedy may terminate this Lease by written notice to Landlord after expiration of 30 days following a notice to Landlord that Tenant intends to terminate this Lease if Landlord does not promptly commence or diligently prosecute the remediation within such 30-day period. If Landlord commences remediation pursuant to this paragraph, Base Rent and Operating Expenses shall be equitably adjusted if and to the extent and during the period the Premises are unsuitable for Tenant's business. Notwithstanding anything herein to the contrary, if Landlord obtains a letter from the appropriate governmental authority that no further remediation is required prior to the effective date of any such termination, such termination shall be null and void and this Lease shall remain in full force and effect.

         31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

          32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

         33. FORCE MAJEURE. Except for monetary obligations, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be ("Force Majeure").

         34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         37. MISCELLANEOUS, (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

         (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

         (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

         (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

         (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

         (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

         (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

         (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year. It is expressly the intent of Landlord and Tenant at all time to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

          (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

         (1) Time is of the essence as to the performance of each party's obligations under this Lease.

         (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         38.      LANDLORD'S LIEN/SECURITY INTEREST. Intentionally deleted.

         39. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF PROLOGIS TRUST. Any obligation or liability whatsoever of ProLogis Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


Signed and acknowledged
in the presence of:                   LANDLORD

/s/ Thomas J. Wheehan                 ProLogis Development Services Incorporated
----------------------------

                                      By: /s/ Douglas A. Kiersey, Jr.
                                          --------------------------------------
                                      Name: Douglas A. Kiersey, Jr.
                                      Title: Senior Vice President

                                      Address:
                                      4710 T Interstate Drive

                                      Cincinnati, OH 45246

                                      (513) 874-9728


Signed and acknowledged
in the presence of:
                                      TENANT

                                      Innotrac Corporation


/s/ Thomas J. Wheehan
----------------------------

                                      By:  /s/ Larry Hanger
                                         -------------------------------------
                                      Name:  Larry Hanger
                                           -----------------------------------
                                      Title:  VP
                                            ----------------------------------

                                      Address:
                                      6655 Sugarloaf Parkway

                                      Duluth, GA  30097-4916

STATE OF ILLINOIS

COUNTY OF DU PAGE

         Before me, the subscribers, a notary public in and for said county, personally appeared Douglas A. Kiersey, Jr. the Senior V.P. of Prologis Trust, the Landlord in the foregoing instrument, who acknowledged the signing of the foregoing instrument to be his/her free act and deed on behalf of the Landlord for the uses and purposes set forth therein.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed my official seal on the 23 day of April, 2002.


                                    /s/ Vera Marie Harder
                                    --------------------------------------------
                                    NOTARY PUBLIC, STATE OF ILLINOIS


STATE OF GEORGIA

COUNTY OF GWINNETT

         Before me, the subscribers, a notary public in and for said county, personally appeared Larry Hanger, the VP of Innotrac, the Tenant in the foregoing instrument, who acknowledged the signing of the foregoing instrument to be his/her free act and deed on behalf of the Tenant for the uses and purposes set forth therein.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed my official seal on the 10 day of April, 2002.


                                   /s/
                                   ---------------------------------------------
                                   NOTARY PUBLIC, STATE OF

                                   NOTARY PUBLIC, GWINNETT COUNTY, GEORGIA
                                     MY COMMISSION EXPIRES JUNE 23, 2002

                              Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Except as otherwise set forth in the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                   ADDENDUM 1

                             RIGHT OF FIRST REFUSAL

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 23, 2002, BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       and
                              INNOTRAC CORPORATION

         (a) "Offered Space" shall mean the adjoining 110,000 square feet of space indicated on Exhibit A attached hereto.

         (b) Provided that as of the date of the giving of Landlord's Notice, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if at any time during the first 24 months of the Lease Term if Landlord intends to enter into a lease (the "Proposed Lease") for such Offered Space with anyone (a "Proposed Tenant") Landlord shall first offer to Tenant the right to lease the Offered Space upon all the terms and conditions of the Proposed Lease; provided, however, (i) the Lease Term with respect to the Offered Space shall run co-terminus with the Lease Term for the Premises consisting of approximately 286,000 s.f., but in no event shall the Lease Term for the Offered Space be less than a period equal to 48 months ("Offered Space Term"), (ii) the Base Rent for the Offered Space shall be calculated at $2.85 p.s.f. per annum for the first 6 months of the Offered Space Term, and thereafter shall be based upon the Fair Market Rent (as hereinafter defined in Addendum 2), and (iii) Landlord shall contribute a maximum amount of $100,000 for Tenant-Made Alterations in connection with the Offered Space.

         (c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "Offer Notice") which offer shall designate the space being offered and shall specify the terms for such Offered Space which shall be the same as those set forth in the Proposed Lease, except as otherwise set forth above. Further, in addition to Landlord's Offer Notice, Landlord shall provide Tenant with a copy of Landlord's Letter of Intent to the Proposed Tenant. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "Tenant's Notice") of such offer within 5 business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum with respect to the Offered Space designated in the Offer Notice, Landlord shall be under no further obligation with respect to such space by reason of this Addendum. In order to send the Offer Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have agreed upon the material economic terms for the Proposed Lease, and Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.

         (d)      Intentionally deleted.

         (e) If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum, and Landlord shall be free to lease the Offered Space to the Proposed Tenant including on terms which may be less favorable to Landlord than those set forth in the Proposed Lease.

                                   ADDENDUM 2

                              TWO RENEWAL OPTIONS
                              --------------------
                             (BASEBALL ARBITRATION)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 23, 2002 BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       and
                              INNOTRAC CORPORATION


         (a) Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 1 year (such additional term is hereinafter called the "First Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the First Extension Term"). Tenant shall give Landlord notice (hereinafter called the "First Extension Notice") of its election to extend the term of the Lease Term at least 6 months, but not more than 9 months, prior to the scheduled expiration date of the Lease Term.

         (b) Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of 3 years (such additional term is hereinafter called the "Second Extension Term") commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the "Commencement Date of the Second Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Second Extension Notice") of its election to extend the term of the Lease Term at least 6 months, but not more than 9 months, prior to the scheduled expiration date of the First Extension Term.

         (c) The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the greater of:

                  (i) the Base Rent in effect on the expiration of the Lease Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

                  (ii) the Fair Market Rent, as defined and determined pursuant to Paragraphs (e), (f), and (g) below.

         (d) The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of:

                  (i) the Base Rent in effect on the expiration of the First Extension Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

                  (ii) the Fair Market Rent, as defined and determined pursuant to Paragraphs (e), (f), and (g) below.

         (e) The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the First Extension Term or the Second Extension Term, as applicable, to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term or the First Extension Term, as applicable. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the First Extension Term or the Second Extension Term, as applicable. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

         (f) Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term or the First Extension Term, as applicable) for the First Extension Term or the Second Extension Term, as applicable, and Tenant shall advise Landlord of any objection within 15 business days of receipt of Landlord's notice. Failure to respond within such 15-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

         (g) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph (f), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term or the First Extension Term, as applicable. The cost of the arbitration shall be paid by Tenant if the Fair Market Rent is that proposed by Landlord and by Landlord if the Fair Market Rent is that proposed by Tenant, and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term or the First Extension Term, as applicable, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term or the First Extension Term, as applicable, until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

         (h) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

         (i) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the First Extension Term or the Second Extension Term, as applicable, shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term or the First Extension Term, as applicable; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

         (j) If Tenant does not send the First Extension Notice or the Second Extension Notice, as applicable, within the period set forth in Paragraphs (a) and (b), Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and the Second Extension Notice, as applicable, and the notice of Tenant's objection under Paragraph (f).

         (k) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term or the Second Extension Term, as applicable. The Premises shall be tendered on the Commencement Date of the First Extension Term and the Second Extension Term, as applicable, in "as-is" condition.

         (l) If the Lease is extended for the First Extension Term or the Second Extension Term, as applicable, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

         (m) If Tenant exercises its right to extend the term of the Lease for the First Extension Term or the Second Extension Term, as applicable, pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the First Extension Term and the Second Extension Term except as provided in (g) above.

                                   ADDENDUM 3

                                  CONSTRUCTION
                                    (TURNKEY)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 23, 2002, BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       and
                              INNOTRAC CORPORATION


         (a) Landlord agrees to furnish or perform at Landlord's sole cost and expense (except as otherwise set forth below) those items of construction and those improvements (the "Initial Improvements") specified below:

                  1. Construct Main Office (approximately 4,800 s.f.) per Exhibit B.

                  2. Construct one (1) Receiving Office (approximately 1,000 s.f.) and one (1) Shipping Office (approximately 1,000 s.f.) per the attached Exhibit B.

                  3. Install 277/480 volt, 600-amp electrical service panel.

                  4.       Provide portable eyewash station.

                  5. Install twenty-four (24) pit levelers (24,000 lb. capacity) and twenty-four (24) dock seals; locations to be determined.

                  6. Install three hundred fifty-five (355) 400-watt metal halide light fixtures to provide 30 footcandles at 36" AFF. Rack plan to be determined.

                  7. Construct foil height drywall / metal stud demising wall. The drywall shall be smooth finished and painted.

                  8.       Mechanically clean warehouse floor.

                  9. Install emergency egress/exit lighting up to a maximum amount of $8,000.

                  10. Provide architectural / engineering permits, drawings, and permit fees.

         (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

         (c) Landlord shall proceed with and complete the construction of the Initial Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Initial Improvements were Substantially Completed. Such date, unless an earlier date is specified as the Commencement Date in this Lease or otherwise agreed to in writing between Landlord and Tenant, shall be the "Commencement Date," unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant's failure to approve plans, complete submittals or obtain permits in connection with Tenant's installation of its tenant improvements, machinery, equipment, or fixtures within the time periods agreed to by the parties or as reasonably required by Landlord, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant. The Initial Improvements shall be deemed substantially completed ("Substantially Completed") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager)("Construction Manager"), the Premises are substantially completed in accordance with the final plans attached hereto as Exhibit B, except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended, provided such opinion is given in conjunction with a Certificate of Occupancy or a Temporary Certificate of Occupancy or a Permit Inspection Card or other documentation from the governing municipality indicating that Landlord's Initial Improvements work is legal to occupy. In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Construction Manager, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Initial Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to the Initial Improvements, including the Commencement Date, the certificate of the Construction Manager shall be conclusive absent manifest error.

         (d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises on or about April 15, 2002, provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

       (e) Except for incomplete punch list items and latent defects, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

                                  ADDENDUM 4

                           MISCELLANEOUS PROVISIONS


                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED April 23, 2002 BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       and
                              INNOTRAC CORPORATION



         1. ECONOMIC DEVELOPMENT INDUCEMENTS. Tenant has submitted a Kentucky Jobs Development Act ("KJDA") application to the Kentucky Economic Development Authority ("Authority") for certain economic inducements available under the KJDA incentive program. This Lease is hereby conditioned upon Tenant receiving a resolution from the Authority to "preliminarily designate Tenant as an approved company" and to "preliminarily authorize the undertaking of the economic development project" by Tenant. Tenant covenants to diligently proceed with the appropriate process in obtaining such resolution. Without receiving such preliminary designation, the execution of this Lease would preclude Tenant from obtaining the inducements available under this local program.

                                   ADDENDUM 5

                              CANCELLATION OPTION

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED APRIL 23, 2002, BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       and
                              INNOTRAC CORPORATION


         Provided no Event of Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an Event of Default, Tenant shall have the right at any time on or before the first day of the 30th month of the Lease Term to send Landlord written notice (the "Termination Notice") that Tenant has elected to terminate this Lease effective on the last day of the 36th month of the Lease Term with respect to the Premises consisting of approximately 286,000 square feet only. It is the express intent of the parties that this Cancellation Option shall not apply to the Offered Space as defined in Addendum 1.

         If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord $1,734,240.00 contemporaneously with Tenant's delivery of the Termination Notice to Landlord. Such amount is consideration for Tenant's option to terminate and shall not be applied to rent or any other obligation of Tenant. Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination.

                                  ADDENDUM 6

                      ASSIGNMENT AND SUBLETTING (CONSENT)

                 ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED APRIL 23, 2002, BETWEEN
                  PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                      and
                             INNOTRAC CORPORATION



         (a) Landlord shall not unreasonably withhold its consent to Tenant's request for permission to assign the Lease or sublease all or part of the Premises. It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances:

                  (i) The assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease;

                  (ii) The intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Landlord;

                  (iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project;

                  (iv) Occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters;

                  (v) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project;

                  (vi) The assignment or sublease is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project;

                  (vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or

                  (viii) The proposed assignee or sublessee is a government entity.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

         (b) Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

         (c) Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.

         (d) Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease.

         (e) Landlord's agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease.

                                   EXHIBIT A

                                   SITE PLAN

Tenant:                                 Innotrac Corporation
       ----------------------------------------------------------------------

Approximate Square Feet:                        286,000
                        -----------------------------------------------------

Address of Premises:                    1226 Aviation Blvd.
                    ---------------------------------------------------------

                                        Hebron, KY 41048
-----------------------------------------------------------------------------





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                                   EXHIBIT B
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                                   EXHIBIT B
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